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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                -----------------

                                  JULY 1, 1999
                        (Date of earliest event reported)


                              BANCWEST CORPORATION
               (Exact name of registrant as specified in charter)

                              ---------------------
                                    DELAWARE
                            (State of Incorporation)

                                     0-7949
                            (Commission File Number)

                                   99-0156159
                        (IRS Employer Identification No.)

                    999 BISHOP STREET, HONOLULU, HAWAII 96813
               (Address of Principal Executive Offices)(Zip Code)

                                 (808) 525-7000
              (Registrant's Telephone Number, Including Area Code)
               ---------------------------------------------------
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Item 2.  Acquisition or Disposition of Assets

                  The merger (the "Merger") of SierraWest Bancorp ("SierraWest") with and into Bank of the West, a wholly owned subsidiary of BancWest Corporation (the "Company") was completed on July 1, 1999. In the Merger, each share of common stock, no par value, of SierraWest (other than shares owned directly or indirectly by the Company or SierraWest or any of their respective subsidiaries, with certain exceptions, which were canceled and ceased to exist) issued and outstanding immediately prior to the Effective Time of the Merger was canceled, retired and converted into the right to receive 0.82 of a share of common stock, $1.00 par value per share, of the Company. The Company will issue, in aggregate, approximately 4.40 million shares of its common stock in the Merger.

                  The basic terms of the Merger were described in the Company's Registration Statement on Form S-4 (No. 333-76271).

                  A copy of the Company's press release announcing the completion of the Merger is filed as an exhibit hereto and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)    Exhibits.

         (99.1) Press Release dated July 1, 1999.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BANCWEST CORPORATION

                                     By:      /s/ Howard H. Karr
                                              ----------------------------------
                                     Name:    Howard H. Karr
                                     Title:   Executive Vice President and Chief
                                              Financial Officer



Date:    July  2, 1999
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                                 EXHIBIT INDEX

Exhibit No.                    Exhibit
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
(99.1)            Press Release dated July 1, 1999